Exhibit 10.1

WAIVER

dated as of February 15, 2011

THIS WAIVER (this “Waiver”), dated as of February 15, 2011, is by and among BECKMAN COULTER FINANCE COMPANY, LLC, a Delaware limited liability company (the “Company”), BECKMAN COULTER, INC., a Delaware corporation (“Beckman”), the financial institutions party hereto (the “Financial Institutions”), JUPITER SECURITIZATION COMPANY LLC (together with the Financial Institutions, the “Purchasers”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Purchasers (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement defined below.

PRELIMINARY STATEMENTS

The Company, as seller, Beckman, as servicer, the Purchasers and the Administrative Agent are parties to that certain Receivables Purchase Agreement dated as of October 31, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”).

Beckman, as originator, and the Company, as buyer, are parties to that certain Receivables Sale Agreement dated as of October 31, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Sale Agreement”).

On February 6, 2011, Beckman entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Danaher Corporation (“Danaher”) and Djanet Acquisition Corp. (the “Purchaser”) pursuant to which Danaher, through the Purchaser, will commence an offer (the “Tender Offer”) to acquire all of the outstanding shares of Beckman’s common stock. The Merger Agreement also provides that, following consummation of the Tender Offer and satisfaction of certain conditions, the Purchaser will be merged with and into Beckman (the “Merger”), with Beckman surviving as a wholly-owned indirect subsidiary of Danaher.

The parties enter into this Waiver to set forth their agreement in respect of certain consequences arising under the Purchase Agreement and the Sale Agreement by reason of the execution and delivery of the Merger Agreement and the transactions contemplated therein (collectively, the “Merger Transaction”).

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waiver in respect of Sale Agreement. Effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 3, the Company and Beckman agree, with the consent of the parties to the Purchase Agreement, that:

1.1 Any “Termination Event” that shall have occurred under Section 5.1(d) of the Sale Agreement by reason of the Merger Transaction is hereby waived.

1.2 The Termination Date under the Sale Agreement shall not be deemed to have occurred by reason of the Merger Transaction.

1.3 To the extent the sales or contributions under the Sale Agreement by Beckman to the Company of Receivables shall have ceased or been subject to delay by reason of the Merger Transaction, such sales and contributions shall forthwith recommence and continue until the occurrence of the Termination Date for any reason other than any aspect of the Merger Transaction.

1.4 Any Termination Event that shall have occurred by reason of any failure to provide notice as required under the terms of the Sale Agreement in respect of the Merger Transaction prior to the date hereof is hereby waived.

2. Waiver in respect of Purchase Agreement. Effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 3, the parties to the Purchase Agreement agree that:

2.1 Any Amortization Event that shall have occurred under Section 9.1(j) of the Purchase Agreement (and any corresponding Servicer Default that shall have occurred under Section 8.7(a) of the Purchase Agreement) by reason of the execution and delivery of the Merger Agreement constituting a “Change of Control” under clause (iii) of the definition thereof is hereby waived.

2.2 It is acknowledged that the Purchasers and the Administrative Agent have not had adequate time to review and consider the implications that the Merger Transaction may have directly or indirectly for the transactions contemplated in the Transaction Documents. Each Purchaser and the Administrative Agent expressly reserves the right to exercise at any time any power, right or remedy that it may have under the Purchase Agreement or any other Transaction Agreement, including, without limitation, as may exist or arise upon (i) the consummation of the Tender Offer or the Merger, (ii) the occurrence of any other event or circumstance constituting a Change of Control, with the sole exception of the execution and delivery by Beckman of the Merger Agreement, or (iii) the occurrence of any other Amortization Event or Servicer Default. No failure or delay on the part of the Purchasers or the Administrative Agent in exercising any such power, right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. In the event the Purchasers and the Administrative Agent shall in their sole discretion at any time after the date hereof elect to waive any such power, right or remedy, such waiver shall be effected by a separate written instrument executed by the Purchasers and the Administrative Agent.

2.3 Any Amortization Event or Servicer Default that shall have occurred by reason of any failure to provide notice as required under the terms of the Purchase Agreement in respect of the Merger Transaction prior to the date hereof is hereby waived.

3. Conditions Precedent. This Waiver shall become effective as of the date first above written upon the Administrative Agent’s receipt of copies of this Waiver executed by each of the Persons named as parties hereto.

4. Representations and Warranties.

4.1 The Company hereby represents and warrants that:

a. This Waiver, the Purchase Agreement and the Sale Agreement, as amended hereby, constitute its legal, valid and binding obligations and are enforceable against it in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

b. Upon the effectiveness of this Waiver and after giving effect hereto, each representation and warranty by the Company, set forth in the Purchase Agreement and any other Transaction Document is true and correct in all material respects as of the date hereof (except for those representations and warranties relating to an earlier date, which shall be true and correct in all material respects as of such date).

c. Upon the effectiveness of this Waiver, no event or circumstance has occurred and is continuing which constitutes an Amortization Event or Potential Amortization Event.

4.2 Beckman hereby represents and warrants that:

a. This Waiver, the Purchase Agreement and the Sale Agreement, as amended hereby, constitute its legal, valid and binding obligations and are enforceable against it in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

b. Upon the effectiveness of this Waiver and after giving effect hereto, each representation and warranty by Beckman, set forth in the Purchase Agreement, the Sale Agreement or any other Transaction Document is true and correct in all material respects as of the date hereof (except for those representations and warranties relating to an earlier date, which shall be true and correct in all material respects as of such date).

c. Upon the effectiveness of this Waiver, no event or circumstance has occurred and is continuing which constitutes (i) a Servicer Default, or an event or circumstance which with the lapse of time or the giving of notice or both would constitute a Servicer Default, or (ii) a Termination Event or Potential Termination Event (as each such term is defined in the Sale Agreement).

5. Reference to and Effect on the Transaction Documents.

5.1 From and after the effectiveness of this Waiver (i) each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Purchase Agreement and its amendments, as amended hereby and (ii) all references to the Purchase Agreement appearing in any other Transaction Document, or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Purchase Agreement, as amended hereby.

5.2 From and after the effectiveness of this Waiver (i) each reference in the Sale Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Sale Agreement and its amendments, as amended hereby and (ii) all references to the Sale Agreement appearing in any other Transaction Document, or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Sale Agreement, as amended hereby.

5.3 The Purchase Agreement and the Sale Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

5.4 Except as expressly provided herein, the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Purchasers or the Administrative Agent, nor constitute a waiver of any provision of the Purchase Agreement, the Sale Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6. Governing Law. This Waiver and the obligations arising hereunder shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (without regard to conflicts of law principles).

7. Headings. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

8. Counterparts; Facsimile Signatures. This Waiver may be executed by one or more of the parties to the Waiver on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature page hereto shall be effective as a counterpart signature provided each party executing such a facsimile counterpart agrees to deliver originals thereof.

IN WITNESS WHEREOF, this Waiver has been duly executed and delivered on the date first above written.

BECKMAN COULTER FINANCE COMPANY, LLC

By:	/s/ Roger B. Plotkin
Name: Roger B. Plotkin
Title: VP Treasurer

BECKMAN COULTER, INC.

By:	/s/ Roger B. Plotkin
Name: Roger B. Plotkin
Title: VP Treasurer

Signature Page to Waiver

dated as of February 15, 2011

JUPITER SECURITIZATION COMPANY LLC

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ Adam Klimek
Name: Adam Klimek
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution and as Administrative Agent

By:	/s/ Adam Klimek
Name: Adam Klimek
Title: Executive Director

Signature Page to Waiver

dated as of February 15, 2011